UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 29, 2009

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416
(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On December 29, 2009, the Board of Directors of Granite City Food & Brewery Ltd. (the “Company”) approved a one for six share combination of its common stock (the “Reverse Stock Split”), to be effective at 5:00 p.m. (Eastern Standard Time) on January 13, 2010 (the “Record Date”).  As a result of the Reverse Stock Split, every six shares of the Company’s common stock that are issued and outstanding as of the Record Date will automatically be combined into one issued and outstanding share without any change in the par value of such shares, and the number of authorized but unissued shares of the Company’s common stock will be proportionally reduced.  A proportionate adjustment also will be made to the Company’s outstanding derivative securities.  No fractional shares will be issued in connection with the Reverse Stock Split.  Shareholders who are entitled to fractional shares will receive cash in lieu of receiving fractional shares.

ITEM 5.03        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On December 29, 2009, the Company filed with the Minnesota Secretary of State an amendment to the Company’s Articles of Incorporation reflecting the Reverse Stock Split.  The effective date and time of the Reverse Stock Split is January 13, 2010 at 5:00 p.m. (Eastern Standard Time).  As a result of the Reverse Stock Split, every six shares of the Company’s common stock that are issued and outstanding as of the Record Date will automatically be combined into one issued and outstanding share, without any change in the par value of such shares.  A copy of the amendment to the Articles of Incorporation is attached to this current report as Exhibit 3 and is incorporated herein by reference.

ITEM 8.01        OTHER EVENTS

On December 29, 2009, the Company received a new CUSIP number for its common stock from the CUSIP Service Bureau, to be effective following the Reverse Stock Split.  The Company’s old CUSIP number for its common stock was 38724Q 10 7; the Company’s new CUSIP number for its common stock will be 38724Q 404.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: December 29, 2009	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 3                                                   Amendment to Articles of Incorporation dated December 29, 2009.